Exhibit 99.1
NEWS RELEASE
UROPLASTY ANNOUNCES CHANGES TO BOARD OF
DIRECTORS
MINNEAPOLIS, MN, AUGUST 30, 2006 — Uroplasty, Inc. (AMEX:UPI) announced today that it has accepted the resignations of Mr. Sam B. Humphries and Mr. Joel R. Pitlor from its Board of Directors effective August 28, 2006.
To fill these two newly created Board openings, along with the open Board position vacated by the passing of Mr. Daniel G. Holman earlier this year, the Company announced the election by the Board of Directors of Ms. Lee A. Jones, Mr. Sven A. Wehrwein and Mr. James P. Stauner. The Company expects to nominate these three individuals for election by the shareholders at the next Annual Meeting of Shareholders.
David B. Kaysen, President and Chief Executive Officer of Uroplasty said, “I am extremely pleased to be welcoming these outstanding individuals as our new Board members. All three bring tremendous energy, knowledge and resources to our Board of Directors. We expect these new Board members to quickly understand our business and our focus on minimally invasive urological solutions to voiding dysfunctions such as stress urinary incontinence and overactive bladder, and become tremendous resources to our entire organization. As Uroplasty evolves into a customer-focused, market-driven organization, I believe that Lee, Sven and Jim will all be key participants in helping us achieve our goals as an organization.”
Ms. Lee A. Jones — Ms. Jones is currently the President and Chief Executive Officer of Inlet Medical Inc. of Eden Prairie, Minnesota, a company specializing in laparoscopic and gynecological procedure kits. CooperSurgical, a business unit of The Cooper Companies, Inc. purchased Inlet in November of 2005. Prior to joining Inlet, Ms. Jones spent 14 years at Medtronic Inc., most recently as Director, General Manager, Medtronic Urology/Interstim. Ms. Jones led the creation of Medtronic’s urology business from an internal research project into a new business division. Ms. Jones has a Bachelor of Science in Chemical Engineering from the University of Minnesota. She is a member of the Board of Directors of Edina, Minnesota-based Impres Medical, Inc. a privately held company focusing on certain women’s health issues.
Mr. Sven A. Wehrwein — Mr. Wehrwein has over 25 years experience in corporate finance and investment banking, including serving as Chief Financial Officer of InStent Inc. and Digi International Inc. Since 1999, he has provided financial-consulting services to emerging growth companies. Mr. Wehrwein also serves on the Board of Directors of Vital Images, Inc., Synovis Life Technologies and Van Wagoner Funds, Inc. He received his Master’s of Business Administration degree in Finance from the Sloan School at the Massachusetts Institute of Technology and is a Certified Public Accountant.
Mr. James P. Stauner — Mr. Stauner is an Operating Principal with RoundTable Healthcare Partners, an operating-oriented private equity firm focused on the healthcare industry, located in Lake Forest, Illinois. Mr. Stauner has over 27 years of operating experience in the healthcare industry. He began his career at American Hospital Supply Corporation and moved to Baxter International when those two companies merged. He became a Corporate Officer at Allegiance Healthcare, a Baxter spin-off, where he was responsible for its medical device manufacturing businesses as well as its consulting and services groups. He then became President of Cardinal Health, Inc.’s Medical-Surgical Distribution business with revenues of $4.5 billion including 1,200 sales professionals and 45 distribution centers around the United States. Mr. Stauner finished his career at Cardinal as President of the manufacturing business groups and was a member of the Senior Management Operating Committee. Mr. Stauner received his Bachelor of Science in Business from the University of Illinois.
Mr. Kaysen went on to say, “In addition to welcoming these three outstanding individuals to our Board, I especially want to thank both Joel Pitlor and Sam Humphries for their valuable service as Board members at Uroplasty. Both of these gentlemen have contributed greatly to the Company and we all appreciate their service and support over the years.”
Mr. R. Patrick Maxwell, Chairman of the Board, said, “Let me reiterate David’s thanks to both Joel Pitlor and Sam Humphries for their tenure and efforts as Board members for Uroplasty. I too am excited to welcome Lee, Sven and Jim to the Board of Directors. We believe that Uroplasty will be changing and growing in the future, and these three individuals bring substantial operating, financial, sales and marketing and practical experience to the Board at this exciting time in the Company’s history.”
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Uroplasty, Inc., headquartered in Minnetonka, Minnesota, with wholly-owned subsidiaries in The Netherlands and the United Kingdom, is a medical device company that develops, manufactures and markets innovative, proprietary products for the treatment of voiding dysfunctions, including urinary and fecal incontinence, overactive bladder and vesicoureteral reflux.
The Urgent® PC Neuromodulation System is a proprietary, minimally invasive nerve stimulation device designed for office-based treatment of overactive bladder symptoms of urge incontinence, urinary urgency and urinary frequency. Application of neuromodulation therapy targets specific nerve tissue and disrupts the signals that lead to the symptoms of overactive bladder. Uroplasty sells the Urgent PC system in the United States, in Canada and in countries recognizing the CE mark. Outside the United States, the Urgent PC is also indicated for the treatment of fecal incontinence
The I-STOP™ Mid-Urethral Sling is a biocompatible, tension-free sling used to treat female stress urinary incontinence. The I-STOP sling provides a hammock-like support for the urethra to prevent urine leakage associated with activities such as coughing, laughing, lifting or jumping. Uroplasty sells the I-STOP Sling in the United Kingdom and in the United States.
Macroplastique® Implants, Uroplasty’s patented soft tissue bulking agent, is used to treat both female and male urinary incontinence and to treat vesicoureteral reflux in children. When Macroplastique is injected into tissue, it stabilizes and “bulks” the tissue, providing the surrounding muscles with increased capability to control the flow of urine.

Additionally, Uroplasty markets soft tissue bulking agents for specific indications such as PTQ™ Implants for the treatment of fecal incontinence, VOX® Implants for the treatment of vocal cord rehabilitation and Bioplastique® for augmentation or restoration of soft tissue defects in plastic surgery indications. Uroplasty’s bulking products are sold outside the United States.
The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for certain forward-looking statements. This press release contains forward-looking statements, which reflect our views regarding future events and financial performance. These forward-looking statements are subject to certain risks and uncertainties, including those identified below, which could cause actual results to differ materially from historical results or those anticipated. The words “aim,” “believe,” “expect,” “anticipate,” “intend,” “estimate” and other expressions, which indicate future events and trends, identify forward-looking statements. Actual future results and trends may differ materially from historical results or those anticipated depending upon a variety of factors, including, but not limited to: the effect of government regulation, including when and if we receive approval for marketing products in the United States; the impact of international currency fluctuations on our cash flows and operating results; the impact of technological innovation and competition; acceptance of our products by physicians and patients, our historical reliance on a single product for most of our current sales; our ability to commercialize our recently licensed product lines; our intellectual property and the ability to prevent competitors from infringing our rights; the ability to receive third party reimbursement for our products; the results of clinical trials; our continued losses and the possible need to raise additional capital in the future; our ability to manage our international operations; our ability to hire and retain key technical and sales personnel; our dependence on key suppliers; future changes in applicable accounting rules; and volatility in our stock price.
FOR FURTHER INFORMATION: visit Uroplasty’s web page at www.uroplasty.com or contact Mr. Kaysen.
UROPLASTY, INC.
David B. Kaysen, President / CEO
5420 Feltl Road
Minnetonka, Minnesota 55343
Tel: 952.426.6140
Fax: 952.426.6199
E-mail: dave.kaysen@uroplasty.com